UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2008

MULTI-FINELINE ELECTRONIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50812	95-3947402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3140 East Coronado Street

Anaheim, CA 92806

(Address of principal executive offices) (Zip Code)

(714) 238-1488

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On January 24, 2008, Multi-Fineline Electronix (Suzhou) Co., Ltd. (“MFC1”), a subsidiary of Multi-Fineline Electronix, Inc. (the “Company”), entered into a Credit Line Agreement (the “MFC1 Credit Line”) with Bank of China Co., Ltd. Suzhou Wuzhong Sub-branch (“BC”), providing for a line of credit to MFC1 in an amount of 100 million Chinese Renminbi (“RMB”), and Multi-Fineline Electronix (Suzhou No. 2) Co., Ltd. (“MFC2”), also a subsidiary of the Company, entered into a Credit Line Agreement (the “MFC2 Credit Line”) with BC, providing for a line of credit to MFC2 in an amount of 100 million RMB. Each of the MFC1 and MFC2 Credit Line will mature on January 24, 2009 and bears interest at LIBOR. A copy of each of the MFC1 Credit Line and MFC2 Credit Line are attached hereto.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

10.39	Credit Line Agreement by and between Multi-Fineline Electronix (Suzhou) Co., Ltd. and Bank of China Co., Ltd. Suzhou Wuzhong Sub-branch dated January 24, 2008

10.40	Credit Line Agreement by and between Multi-Fineline Electronix (Suzhou No. 2) Co., and Bank of China Co., Ltd. Suzhou Wuzhong Sub-branch dated January 24, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: January 30, 2008	MULTI-FINELINE ELECTRONIX, INC.

	By:	/s/ Philip A. Harding
Philip A. Harding Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.39	Credit Line Agreement by and between Multi-Fineline Electronix (Suzhou) Co., Ltd. and Bank of China Co., Ltd. Suzhou Wuzhong Sub-branch dated January 24, 2008

10.40	Credit Line Agreement by and between Multi-Fineline Electronix (Suzhou No. 2) Co., and Bank of China Co., Ltd. Suzhou Wuzhong Sub-branch dated January 24, 2008

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